Exhibit (c)(3)

Project Ivy Discussion Materials for the Special Committee of the Board of Directors May 28, 2010 STRICTLY CONFIDENTIAL Preliminary – Subject to Modification

Disclaimer The accompanying material was compiled on a confidential basis for use solely by the Special Committee of the Board of Directors of Ivy (“Ivy” or the “Company”) in evaluating the proposed transaction described therein. This material is not intended to provide the sole basis for evaluating the transaction, does not purport to contain all information that may be required and should not be considered a recommendation with respect to the transaction. This material was prepared for a specific use by specific persons and was not prepared with a view to public disclosure or to conform with any disclosure standards under securities laws or otherwise. Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past, the present or the future. UBS Securities LLC (“UBS”) undertakes no obligation to update or revise the accompanying material. It should be understood that any estimates, valuations and/or projections contained in the accompanying material were prepared or derived from information supplied by the Company and public sources without the assumption by UBS of responsibility for any independent verification thereof. Accordingly, neither UBS nor any of its officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any such information, including, without limitation, the accuracy or achievability of any such estimates, valuations and/or projections. Actual results may vary from such estimates, valuations and/or projections and such variations may be material. This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of UBS. Nothing contained in the accompanying material shall be construed as legal, tax or accounting advice.

Ivy Standalone Summary Financials Financials Per Ivy Management Source: Ivy Management CAGR Fiscal Year Ended September 30, '10E-'15E ($mm) 2008A 2009A 2010E 2011E 2012E 2013E 2014E 2015E (%) Hospital Segment 126.7 205.5 279.1 292.8 304.1 315.8 327.9 338.7 3.9 IPA Segment 202.8 196.7 191.5 199.8 209.5 216.3 223.2 230.5 3.8 Revenue 329.5 402.2 470.6 492.6 513.6 532.0 551.2 569.2 3.9 Hospital Segment (96.8) (164.3) (225.1) (234.8) (245.1) (253.4) (261.7) (268.9) IPA Segment (186.1) (177.3) (172.3) (176.4) (182.8) (188.4) (194.2) (200.3) Corporate Expenses (15.2) (12.4) (12.2) (12.5) (12.9) (13.3) (13.7) (14.3) Total Expenses (298.1) (354.0) (409.6) (423.7) (440.8) (455.1) (469.6) (483.5) Hospital Segment 29.9 41.2 54.0 58.0 59.0 62.4 66.2 69.8 5.3 IPA Segment 16.7 19.4 19.2 23.4 26.7 27.8 29.0 30.2 9.5 Corporate Expenses (15.2) (12.4) (12.2) (12.5) (12.9) (13.3) (13.7) (14.3) 3.3 EBITDA 31.4 48.1 61.0 68.9 72.8 77.0 81.6 85.7 7.0 Depreciation Expense (3.5) (3.6) (4.1) (4.4) (4.6) (5.1) (5.4) (5.6) Amortization Expense (4.2) (4.2) (4.3) (4.2) (4.2) (4.4) (4.5) (4.6) EBIT 23.6 40.3 52.5 60.3 64.0 67.5 71.7 75.5 7.5 Net Income 4.3 (2.3) 13.9 18.8 22.1 24.6 28.2 31.9 18.0 EPS ($/Share) 0.19 (0.10) 0.61 0.83 0.97 1.08 1.24 1.40 Growth Rate & Margins (%) Hospital Segment Revenue Growth – 62.2 35.8 4.9 3.9 3.8 3.8 3.3 IPA Segment Revenue Growth – (3.0) (2.7) 4.3 4.8 3.2 3.2 3.2 Total Revenue Growth – 22.1 17.0 4.7 4.3 3.6 3.6 3.3 Hospital Segment EBITDA Margin 23.6 20.1 19.3 19.8 19.4 19.8 20.2 20.6 IPA Segment EBITDA Margin 8.2 9.9 10.0 11.7 12.7 12.9 13.0 13.1 Total EBITDA Margin 9.5 12.0 13.0 14.0 14.2 14.5 14.8 15.0 EBIT Margin 7.2 10.0 11.2 12.2 12.5 12.7 13.0 13.3 EPS Growth Rate – nm nm 35.3 17.2 11.4 14.8 13.1

Ivy Summary Unaudited Balance Sheet Data Source: Ivy 3/31/10 Form 10-Q Notes: 1 Represents Brotman outlier liability. 2 Does not include OID on Notes Payable. Actual ($mm, except as noted) 3/31/2010 Cash & Cash Equivalents 40.9 Restricted Cash 2.3 Investments 0.6 Accounts Receivable 43.8 Inventory 4.2 Other Current Assets 17.0 Total Current Assets 108.9 Fixed Assets 63.8 Goodwill 153.3 Intangibles 44.2 Other Assets 7.9 Total Assets 378.0 Accounts Payable 31.8 Accrued Medical Claims 15.0 Accrued Payroll & Benefits 21.2 Note Payable Bank 5.4 Capitalized Leases 0.9 Due to Government Payer ¹ 13.8 Other Current Liabilities 0.7 Total Current Liabilities 88.9 Total Long Term Debt ² 184.6 Other Liabilities 21.2 Total Liabilities 294.7 Shareholders' Equity 83.7 Minority Interest (0.4) Total Shareholders' Equity 83.3 Total Liabilities and Shareholders' Equity 378.0

Historical Stock Price Performance Source: FactSet Note: 1 Reflects intraday high and low. Last 12 Months Last 2 Years Stock Price ($) Current Closing Stock Price (05/27/10) 6.97 30-Trading Day Closing Average 6.86 60-Trading Day Closing Average 6.69 52-Week Trading Day Closing Average 4.84 52-Week High (05/13/10)1 7.15 52-Week Low (05/29/09)1 1.77 Stock Price ($) Current Closing Stock Price (05/27/10) 6.97 2-Year Trading Day Closing Average 3.62 2-Year High (05/13/10)1 7.15 2-Year Low (10/14/08)1 1.00 05/27/09 08/26/09 11/25/09 02/24/10 05/27/10 1 2 3 4 5 6 7 8 Price ($) 0 50 100 150 200 250 300 350 Volume — Ivy 05/27/08 11/25/08 05/27/09 11/25/09 05/27/10 1 2 3 4 5 6 7 8 Price ($) 0 50 100 150 200 250 300 350 Volume — Ivy

1 2 1 2 90.6% 49.1% Source: FactSet Notes: 1 Selected Hospitals include Community Health Systems, Health Management Associates, LifePoint Hospitals, RehabCare Group, Select Medical Holdings, Tenet Healthcare and Universal Health Services. 2 Selected Primary Care Physician Management includes Continucare Corp and Metropolitan Health Networks. Relative Historical Stock Price Performance Last 12 Months Last 2 Years 190.4% 75.3% 14.0% 73.6% 05/27/08 11/25/08 05/27/09 11/25/09 05/27/10 20 40 60 80 100 120 140 160 180 200 Ivy Selected Hospitals Selected Primary Care Physician Management 05/27/09 08/26/09 11/25/09 02/24/10 05/27/10 50 100 150 200 250 300 350 Ivy Selected Hospitals Selected Primary Care Physician Management

Illustrative Transaction Value and Implied Multiples Source: Ivy 3/31/10 Form 10-Q for Ivy balance sheet data and basic shares outstanding; LTM, CY2010E, CY2011E and CY2012E data per Ivy Management Notes: 1 Closing stock price as of 05/27/2010. 2 Balance sheet data as of 3/31/10. Cash includes investments and excludes restricted cash. Debt excludes OID. 3 Ivy's fiscal year-end is September 30th. Financial data is calendarized to a December year-end. At Market ¹ Illustrative Transaction Value Illustrative Purchase Price per Ivy Share ($) $6.97 $8.00 $8.50 $9.00 $9.50 $10.00 Premium/(Discount) to Current (%) Price ($) 0.0% 14.8% 22.0% 29.1% 36.3% 43.5% Premium/(Discount) to 30 Trading Day Average (%) $6.86 1.5 16.5 23.8 31.1 38.4 45.7 Premium/(Discount) to 60 Trading Day Average (%) 6.69 4.3 19.7 27.1 34.6 42.1 49.6 Premium/(Discount) to 52-Week High (%) 7.15 (2.5) 11.9 18.9 25.9 32.9 39.9 Premium/(Discount) to 52-Week Low (%) 1.77 293.8 352.0 380.2 408.5 436.7 465.0 Diluted Shares Outstanding (mm) 23.7 24.0 24.1 24.3 24.4 24.4 Illustrative Ivy Equity Value $165 $192 $205 $218 $231 $244 Less: Cash ² (42) (42) (42) (42) (42) (42) Plus: Debt ² 191 191 191 191 191 191 Plus: Accrued Medical Claims ² 15 15 15 15 15 15 Plus: Minority Interest ² (0) (0) (0) (0) (0) (0) Illustrative Ivy Enterprise Value $329 $356 $369 $382 $395 $408 Ivy Statistics TEV / Revenue ($mm) ³ Implied Multiples (x) LTM 3/31/10 $463 0.7x 0.8x 0.8x 0.8x 0.9x 0.9x CY2010E 476 0.7 0.7 0.8 0.8 0.8 0.9 CY2011E 498 0.7 0.7 0.7 0.8 0.8 0.8 CY2012E 518 0.6 0.7 0.7 0.7 0.8 0.8 TEV / EBITDA LTM 3/31/10 $53 6.3x 6.8x 7.0x 7.3x 7.5x 7.8x CY2010E 63 5.2 5.7 5.9 6.1 6.3 6.5 CY2011E 70 4.7 5.1 5.3 5.5 5.7 5.8 CY2012E 74 4.5 4.8 5.0 5.2 5.4 5.5 Price / EPS ($/ Share) CY2010E $0.67 10.5 12.0 12.8 13.5 14.3 15.0 CY2011E 0.86 8.1 9.3 9.8 10.4 11.0 11.6 CY2012E 1.00 7.0 8.0 8.5 9.0 9.5 10.0

Market Data for Selected Publicly Traded Companies

Company Name	Price 05/27/10 ($)	% of 52-Week High (%)	LTM Price Performance (%)	Market Value ($mm)	Enterprise Value[1] ($mm)	EV / Revenue[2,3] CY 2010 (x)	EV / Revenue[2,3] CY 2011 (x)	EV / Revenue[2,3] CY 2012 (x)	EV / EBITDA[2,3] LTM (x)	EV / EBITDA[2,3] CY 2010 (x)	EV / EBITDA[2,3] CY 2011 (x)	EV / EBITDA[2,3] CY 2012 (x)	P/E[2,3] CY 2010 (x)	P/E[2,3] CY 2011 (x)	P/E[2,3] CY 2012 (x)
Selected Hospitals															
Community Health Systems Inc	39.99	94.5	50.9	3,877	12,735	1.0	0.9	0.9	7.6	7.3	6.9	6.6	13.4	12.1	10.9
Health Management Associates	9.26	94.4	67.8	2,324	5,194	1.0	1.0	0.9	7.4	7.1	6.7	6.4	15.4	13.6	12.2
Lifepoint Hospitals	35.88	90.6	30.3	2,006	3,212	1.0	1.0	0.9	6.8	6.5	6.2	6.0	13.1	12.1	11.4
RehabCare Group[4]	29.43	84.4	35.1	742	1,193	0.9	0.8	0.8	7.6	7.1	6.4	6.9	11.3	9.9	10.1
Select Medical	8.20	75.4	na	1,314	2,698	1.1	1.1	1.0	8.1	7.4	6.9	6.4	13.1	11.7	9.5
Tenet Healthcare Corp	5.80	89.8	84.1	2,900	6,956	0.7	0.7	0.7	6.9	6.7	6.4	6.1	20.1	19.9	17.6
Universal Health Services[5]	43.06	98.7	55.2	4,341	5,472	1.0	1.0	0.9	7.5	7.6	7.2	6.9	16.5	15.3	14.2
Mean—Hospitals						**1.0**	**0.9**	**0.9**	**7.4**	**7.1**	**6.7**	**6.5**	**14.7**	**13.5**	**12.3**
Median—Hospitals						**1.0**	**1.0**	**0.9**	**7.5**	**7.1**	**6.7**	**6.4**	**13.4**	**12.1**	**11.4**
Mean—Hospitals with Enterprise Value > $1.5bn						**1.0**	**0.9**	**0.9**	**7.4**	**7.1**	**6.7**	**6.4**	**15.3**	**14.1**	**12.7**
Median—Hospitals with Enterprise Value > $1.5bn						**1.0**	**1.0**	**0.9**	**7.4**	**7.2**	**6.8**	**6.4**	**14.4**	**12.9**	**11.8**
Mean—Hospitals with Enterprise Value < $1.5bn						**0.9**	**0.8**	**0.8**	**7.6**	**7.1**	**6.4**	**6.9**	**11.3**	**9.9**	**10.1**
Median—Hospitals with Enterprise Value < $1.5bn						**0.9**	**0.8**	**0.8**	**7.6**	**7.1**	**6.4**	**6.9**	**11.3**	**9.9**	**10.1**
Selected Primary Care Physician Management															
Continucare	3.87	73.7	87.0	244	194	0.6	0.6	na	5.2	5.0	na	na	10.9	10.6	10.9
Metropolitan Health Networks	4.05	90.0	105.6	171	134	0.4	0.4	na	4.9	4.0	4.2	na	8.4	8.0	na
Mean—Primary Care Physician Management						**0.5**	**0.5**	**na**	**5.1**	**4.5**	**4.2**	**na**	**9.6**	**9.3**	**10.9**
Median—Primary Care Physician Management						**0.5**	**0.5**	**na**	**5.1**	**4.5**	**4.2**	**na**	**9.6**	**9.3**	**10.9**
High—Hospitals and Primary Care Physician Management with Enterprise Value <$1.5bn						**0.9**	**0.8**	**0.8**	**7.6**	**7.1**	**6.4**	**6.9**	**11.3**	**10.6**	**10.9**
Mean—Hospitals and Primary Care Physician Management with Enterprise Value <$1.5bn						**0.6**	**0.6**	**0.8**	**5.9**	**5.3**	**5.3**	**6.9**	**10.2**	**9.5**	**10.5**
Median—Hospitals and Primary Care Physician Management with Enterprise Value <$1.5bn						**0.6**	**0.6**	**0.8**	**5.2**	**5.0**	**5.3**	**6.9**	**10.9**	**9.9**	**10.5**
Low—Hospitals and Primary Care Physician Management with Enterprise Value <$1.5bn						**0.4**	**0.4**	**0.8**	**4.9**	**4.0**	**4.2**	**6.9**	**8.4**	**8.0**	**10.1**
Ivy @Market[6]	**6.97**	**97.5**	**203.0**	**165**	**329**	**0.7**	**0.7**	**0.6**	**6.3**	**5.2**	**4.7**	**4.5**	**10.5**	**8.1**	**7.0**
Ivy @$8.00 per share[6]	**8.00**	**111.9**	**247.8**	**192**	**356**	**0.7**	**0.7**	**0.7**	**6.8**	**5.7**	**5.1**	**4.8**	**12.0**	**9.3**	**8.0**
Ivy @$8.50 per share[6]	**8.50**	**118.9**	**269.6**	**205**	**369**	**0.8**	**0.7**	**0.7**	**7.0**	**5.9**	**5.3**	**5.0**	**12.8**	**9.8**	**8.5**
Ivy @$9.00 per share[6]	**9.00**	**125.9**	**291.3**	**218**	**382**	**0.8**	**0.8**	**0.7**	**7.3**	**6.1**	**5.5**	**5.2**	**13.5**	**10.4**	**9.0**
Ivy @$9.50 per share[6]	**9.50**	**132.9**	**313.0**	**231**	**395**	**0.8**	**0.8**	**0.8**	**7.5**	**6.3**	**5.7**	**5.4**	**14.3**	**11.0**	**9.5**
Ivy @$10.00 per share[6]	**10.00**	**139.9**	**334.8**	**244**	**408**	**0.9**	**0.8**	**0.8**	**7.8**	**6.5**	**5.8**	**5.5**	**15.0**	**11.6**	**10.0**

Source: Public filings, Thomson One Analytics consensus estimates and Bloomberg

Notes:

1 Enterprise Value = Fully Diluted Equity Market Value + Debt Outstanding + Minority Interest + Preferred Equity – Cash; assumes in-the-money convertibles are equity.
2 "nm" denotes negative multiples or EV/Revenue multiples greater than 10.0x, EV/EBITDA multiples greater than 50.0x, and P/E multiples greater than 50.0x; "na" denotes not publicly available.
3 Estimates per Thomson One Analytics consensus estimates or Bloomberg.
4 Rehab LTM EBITDA is pro forma for acquisition of Triumph Healthcare.
5 Not pro forma for acquisition of Psychiatric Solutions announced on 5/17/10.
6 Ivy statistics per Ivy Management.

UBS

Preliminary – Subject to Modification

7

Selected Precedent Transactions

Announce Date	Acquirer	Target	Enterprise Value [1] (US$mm)	Enterprise Value / Revenue LTM (x)	Enterprise Value / EBITDA LTM (x)
Enterprise Value > $1.5bn					
05/17/10	Universal Health Services Inc.	Psychiatric Solutions Inc.	3,132.7	1.7	9.8
03/19/07	Community Health Systems Inc.	Triad Hospitals Inc.	6,794.6	1.2	10.6
07/24/06	Bain Capital, KKR, and BAML Partners	HCA Inc.	33,033.3	1.3	8.1
10/18/04	Welsh Carson Anderson and Stowe	Select Medical Corporation	2,209.2	1.4	9.2
08/16/04	Lifepoint Hospitals Inc.	Province Healthcare Company	1,706.7	2.1	12.1
07/23/04	Blackstone	Vanguard Health Systems[2]	1,750.0	1.0	10.9
High--Transactions with Enterprise Value > $1.5bn				**2.1**	**12.1**
Mean--Transactions with Enterprise Value > $1.5bn				**1.5**	**10.1**
Median--Transactions with Enterprise Value > $1.5bn				**1.4**	**10.2**
Low--Transactions with Enterprise Value > $1.5bn				**1.0**	**8.1**
Enterprise Value < $1.5bn					
11/03/09	RehabCare Group Inc.	Triumph Healthcare	570.0	1.3	6.4
11/27/07	Capella Healthcare Inc.	Community Health Systems (9 hospitals)[3]	315.0	0.8	6.8
07/14/05	LifePoint Hospitals	HCA (5 Rural Hospitals)□	285.0	0.8	na
05/05/04	Texas Pacific Group	IASIS Healthcare Corp.	1,400.0	1.1	8.6
High--Transactions with Enterprise Value < $1.5bn				**1.3**	**8.6**
Mean--Transactions with Enterprise Value < $1.5bn				**1.0**	**7.2**
Median--Transactions with Enterprise Value < $1.5bn				**0.9**	**6.8**
Low--Transactions with Enterprise Value < $1.5bn				**0.8**	**6.4**
Ivy @Market[5]			**329.2**	**0.7**	**6.3**
Ivy @$8.00 per share[5]			**356.1**	**0.8**	**6.8**
Ivy @$8.50 per share[5]			**369.2**	**0.8**	**7.0**
Ivy @$9.00 per share[5]			**382.3**	**0.8**	**7.3**
Ivy @$9.50 per share[5]			**395.4**	**0.9**	**7.5**
Ivy @$10.00 per share[5]			**408.5**	**0.9**	**7.8**

Source: Public filings, press releases, Wall Street research and Thomson Analytics consensus estimates, except as otherwise noted

Notes:

1 Defined as purchase price of equity plus total debt plus preferred stock plus minority interests minus cash and cash equivalents.
2 Blackstone stake of 70%, with remaining 30% retained by Vanguard executives and Morgan Stanley Capital Partners.
3 LTM EBITDA is an average of LTM EBITDA per SG Cowen research, Deutsche Bank research and UBS research.
4 LTM Revenue per CIBC research. "na" denotes not publicly available.
5 Ivy LTM multiples based on LTM 3/31/09 statistics per Ivy Management.

UBS

Preliminary – Subject to Modification

8

Preliminary Ivy Discounted Cash Flow Analysis

($mm, unless noted)	Fiscal Year Ended September 30, 2011E	2012E	2013E	2014E	2015E
EBITDA	**66.3**	**69.9**	**73.5**	**77.5**	**81.0**
Less: Depreciation	(3.9)	(4.0)	(4.3)	(4.5)	(4.6)
EBITA	**62.4**	**65.9**	**69.2**	**73.0**	**76.4**
Less: Taxes	(25.6)	(27.0)	(28.4)	(29.9)	(31.3)
After Tax EBITA	**36.8**	**38.9**	**40.8**	**43.1**	**45.1**
Plus: Depreciation	3.9	4.0	4.3	4.5	4.6
Less: Capital Expenditures	(6.3)	(7.5)	(15.0)	(8.0)	(4.6)
Less: (Increase)/Decrease in Working Capital	(2.4)	(1.0)	(1.1)	(1.1)	(1.0)
Unlevered Free Cash Flow	**32.0**	**34.4**	**29.0**	**38.4**	**44.1**

Implied Equity Value ($/Share) [1 2 3]

WACC (%)	Terminal Multiple (x) 5.0	5.5	6.0
12.0	8.20	9.08	9.96
13.0	7.71	8.55	9.39
14.0	7.24	8.05	8.85

Implied Perpetuity Growth Rate (%)

WACC (%)	Terminal Multiple (x) 5.0	5.5	6.0
12.0	0.4	1.4	2.2
13.0	1.3	2.3	3.1
14.0	2.1	3.1	3.9

Source: Financials per Ivy Management

Notes:
1 Present value as of 9/30/10E; assumes mid-year convention; balance sheet data as of 9/30/10E per Ivy Management. Cash flows incorporate Brotman cash flows on a proportionate ownership basis.
2 Diluted shares based on treasury stock method.
3 Includes Ivy's proportionate ownership of Brotman outlier liability ($9.9mm) as a cash cost. If the Brotman outlier liability were excluded, then the implied equity value range would be approximately $7.62-$10.34 per Ivy share with a midpoint of approximately $8.93 per Ivy share.

UBS

Preliminary – Subject to Modification

9

Illustrative LBO Statistics Transaction and Debt Assumptions Fiscal Year Ending September 30, Transaction closes on 9/30/10E ($mm) 2011E 2012E 2013E 2014E 2015E Existing $160mm of 12.75% Senior Notes due 2014 are rolled over Total Debt 180.1 178.1 165.8 154.3 154.3 at closing; debt holders do not exercise their put upon a change Cash 40.7 58.9 59.7 88.9 125.3 of control Net Debt 139.4 119.2 106.1 65.4 29.0 Existing Senior Notes are redeemed in 2013 and are repaid with balance sheet cash and $150mm of new Senior Notes at 10.0% EBITDA 66.3 69.9 73.5 77.5 81.0 Management members roll over an aggregate of 50% of their equity Total Interest Expense 26.4 25.1 23.6 17.5 15.7 Based on projections per Ivy Management. Cash flows incorporate Capital Expenditures 6.3 7.5 15.0 8.0 4.6 Brotman cash flows on a proportionate ownership basis Total Debt/EBITDA (x) 2.7 2.5 2.3 2.0 1.9 Net Debt/EBITDA (x) 2.1 1.7 1.4 0.8 0.4 EBITDA/Total Interest Expense (x) 2.5 2.8 3.1 4.4 5.2 (EBITDA-CapEx)/Total Interest Expense (x) 2.3 2.5 2.5 4.0 4.9 Sources and Uses @ Illustrative $8.00 per share Sources ($mm) (%) Illustrative Entry Management Equity Rollover 96.1 24.7 Purchase Implied EBITDA Excess Cash 15.2 3.9 Price Premium Multiple Illustrative 2015E Exit Multiple (x) PZZ Debt Rollover 181.8 46.7 ($/ Share) (%) (x) 1 5.0 5.5 6.0 6.5 7.0 Sponsor Equity 96.1 24.7 8.00 14.8 5.9 13.3 15.8 18.0 20.1 22.1 Total Sources 389.1 100.0 8.50 22.0 6.1 11.8 14.3 16.5 18.6 20.5 9.00 29.1 6.4 10.5 12.8 15.0 17.1 19.0 Uses ($mm) (%) 9.50 36.3 6.6 9.2 11.5 13.7 15.7 17.6 Purchase Equity 96.1 24.7 10.00 43.5 6.8 8.0 10.3 12.5 14.5 16.3 Management Equity Rollover 96.1 24.7 Note: Transaction Expenses 5.2 1.3 1 Entry EBITDA multiple based on FY 2010 since closing is assumed to occur on 9/30/10E. Balance sheet based PZZ Debt Rollover 181.8 46.7 on 9/30/10E balance sheet per Ivy Management. Brotman Outlier Liability 9.9 2.6 Total Uses 389.1 100.0 Credit Statistics Summary 5-Year IRR Sensitivity @ Various Illustrative Prices (%)

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